                                                                   Exhibit 10.1


                                AGREEMENT

                                  AMONG

                           JOSEPH C. PASSALAQUA,

                         BRIGHT TECHNOLOGIES, INC.


                                   AND


                        ERNST & YOUNG INC., IN ITS
                       CAPACITY AS COURT-APPOINTED
                         RECEIVER AND MANAGER FOR
                        TEE-COMM ELECTRONICS, INC.



                        DATED AS OF JANUARY 14, 1999


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                                 AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into this 14th day of Janaury, 1999, by and among Joseph C. Passalaqua ("Passalaqua"), Ernst & Young Inc., in its capacity as court-appointed Receiver and Manager for Tee-Comm Electronics, Inc. (the "Receiver") and Bright Technologies, Inc. (the "Company").

WHEREAS, on February 13, 1995, the Company acquired substantially all of the assets of Tee-Comm Teleservices, Inc. ("Teleservices"), a Georgia Corporation engaged in the business of manufacturing, selling, leasing and repairing pay telephones, pursuant to an Asset Purchase Agreement, dated February 13, 1995; and

WHEREAS, as consideration for the assets of Teleservices, Inc., which consisted of inventory, equipment and goodwill, the Company duly executed and delivered the Secured Note and a Security Agreement, dated February 13, 1995 (the "Security Agreement") granting Teleservices a security interest in all inventory, furniture, fixtures, furnishings, leases, accounts, contract rights, licenses, supplies, machinery, equipment, goods, tangible and intangible personal property of every kind and nature (including additions, replacements, accessions and proceeds) now and hereafter owned and acquired; and

WHEREAS, as additional assurance of payment, Passalaqua executed a Guaranty dated February 13, 1995 (the "Guaranty") in favor of Teleservices guaranteeing payment in full of the Secured Note; and

WHEREAS, on or about February 14, 1995, Teleservices assigned all of its rights and interests in the Secured Note, the Security Agreement, and the Guaranty to Tee-Comm Inc., and the Company and Passalaqua consented to such assignment; and

WHEREAS, the Company has failed to make all of the scheduled payments of principal and interest in respect of the Secured Note due, without acceleration, on the 13th of each of the months since April, 1997, and owes in excess of $200,000 in past due interest to date, in addition to other sums due and owing under the Secured Note including, without limitation, interest on interest, late charges, and fees and expenses, all in addition to the entire outstanding principal balance of the Secured Note; and

WHEREAS, the Company has no defenses, counterclaims, crossclaims or offsets to the Receiver's claims in respect of the Secured Note and, accordingly, has executed a valid and enforceable affidavit of confession of judgment dated July 16, 1998 (the "Company Affidavit"); and

WHEREAS, Passalaqua has no defenses, counterclaims or offsets to the Receiver's claims in respect of the Guaranty and, accordingly, has executed a valid and enforceable affidavit of confession of judgment dated November 2, 1998 (the "Passalaqua Affidavit" and, together with the Company Affidavit, the "Affidavits"); and


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WHEREAS, pursuant to the Guaranty and the Affidavit, Passalaqua is indebted to the Receiver in an amount substantially in excess of $1.2 million plus continuing accruals of interest, costs and expenses; and

WHEREAS, Passalaqua and the Company each represent for itself that, at this time, it does not have the financial wherewithal to pay the full amount owing but proposes providing the Receiver with certain consideration as set forth below; and

WHEREAS, the parties desire to settle their interests as set forth below.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Passalaqua shall pay the Receiver, within 60 days from the date of this Agreement, $300,000.00 in immediately available U.S. funds.

2. Contemporaneous with execution of this Agreement, Passalaqua will deliver a recordable mortgage (the "Mortgage") of the property located at 7323 and 7325 Oswego Road, Liverpool, New York (the "Premises") in favor of the Receiver in the amount of $300,000.00. The Mortgage shall be released contemporaneous with timely receipt by the Receiver of the $300,000.00 payment required pursuant to paragraph 1 hereof.

3. Prior to or contemporaneous with execution of this Agreement, Passalaqua will deliver evidence satisfactory to the Receiver of the release of the mortgage of the Premises recorded in favor of Citibank (N.Y.S.) and of any other encumbrances on the premises other than the Mortgage.

4.  The Receiver will bear the cost of recordation of the Mortgage.

5. Passalaqua and the Company will each provide the Receiver with a letter, on a monthly basis, advising of any changes to the information contained in the Affidavits.

6. Passalaqua and the Company warrant and represent, as of the date of this Agreement, and covenant that there will continue to be, no debts of claims of the Company that are PARI PASSU or senior to the claims of the Receiver.

7. The Company hereby grants the Receiver a valid, first priority security interest in the technology of the Company and, on or before January 27, 1999, shall deliver to the Receiver such items as the Receiver shall request to enable the Receiver to perfect such security interest.




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8.   There will be a monthly meeting or call between Passalaqua and the
     Receiver to review the status of the transactions described in that certain Firm Commitment Agreement executed by Lilly Beter Capital Group, Ltd. on September 8, 1998 and by the Company on September 25, 1998 and of any transactions related thereto (collectively, the "Lilly Beter Transactions").

9. The Company hereby grants to the Receiver, and Passalaqua and the Company hereby covenant that, in connection with any equity issuance by
     (a) the Company or (b) the Lilly Beter Transactions, the Receiver will be granted an option commencing on the date of the first public offering and terminating at the expiration of three (3) years to acquire 5%, on a fully diluted basis, of the equity of the Company, such option to be on terms at least as favorable as any terms made available to any other party including any insider, underwriter, agent or advisor, which the parties understand to be no more than a ?% discount. The option is and will vest immediately and the option and the covenants set forth in this paragraph will not be discharged by any repayment, including, without limitation, payment in full of the amounts owing by the Company or Passalaqua to the Receiver.

10. Passalaqua hereby pledges to the Receiver 50% of his shares in American Telecommunications Enterprise, Inc. ("American") as additional security for his obligations to the Receiver, such shares being delivered to the Receiver contemporaneous with execution hereof. The pledged shares will not be released until payment in full of the obligations owing by the Company to the Receiver.

11. On the earlier of (a) the 91st day following perfection of the grant of the Mortgage, (b) the foreclosure of the Mortgage, and (c) timely receipt by the Receiver of the $300,000.00 payment required pursuant to paragraph 1 hereof, the Receiver will (i) release the Guarantee and (ii) return to Passalaqua the Passalaqua Affidavit.

12. Upon release and return of each of the items referenced in the immediately prior paragraph, Passalaqua and the Receiver will exchange mutual general releases, provided that the release shall not alter, in any manner, Passalaqua's obligation to continue to use his best efforts to cause the Company to meet all of its obligations under the Secured Note, related documentation and this Agreement, and provided further that Passalaqua's obligations and pledge pursuant to paragraph 10 hereof shall not be released.

13. Nothing in this Agreement, the performance of the acts contemplated herein or otherwise will alter the existing obligations of the Company to the Receiver except to the extent that the Company has obligated itself to perform in accordance with the terms hereof.

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14.  Nothing in this Agreement alters the rights and entitlements of the
     Receiver to take action in connection with the outstanding defaults of the Company or of Passalaqua, including, without limitation, the right to file either or both of the Affidavits, subject only to (a) the agreement of the Receiver to forbear from filing the Passalaqua Affidavit until the earlier of (i) any default by Passalaqua or the Company hereunder and (ii) 90 days from the date hereof and (b) the obligations of the Receiver under paragraphs 11 and 12 hereof.

15. Passalaqua and the Company hereby agree to take all such further actions and provide all such further documents as may be reasonably required by the Receiver to effectuate the provisions of this Agreement.

16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR ANY FEDERAL COURT SITTING IN THE STATE OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SAID COURTS.

17. Any notice demand, or delivery authorized by this Agreement shall be sufficiently given or made if sent by registered or certified mail, or by recognized overnight courier service, postage prepaid, addressed to the intended recipient at the address specified below its name on the signature page hereof or such other address as shall have been furnished in writing in accordance with this provision to the party giving or making such notice, demand or delivery.

18. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person, any right, remedy or claim under or by reason of this Agreement or any part hereof.

19. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed, as of the date and year first written above.


                                       /s/ JOSEPH C. PASSALAQUA
                                       ----------------------------------------
                                       JOSEPH C. PASSALAQUA

                                       106 Glenwood Ave
                                       Liverpool, NY 13090


                                       BRIGHT TECHNOLOGIES, INC.


                                       By: /s/ JOSEPH C. PASSALAQUA
                                       ----------------------------------------
                                           Its: President

                                       7323 Oswego Rd.
                                       Liverpool, NY 13090


                                       ERNST & YOUNG, INC., IN ITS CAPACITY AS
                                       COURT-APPOINTED RECEIVER AND MANAGER
                                       FOR TEE-COMM ELECTRONICS, INC.

                                       By: /s/ STUART CLINTON
                                       ----------------------------------------
                                           Its: Sr. Vice President


                                       Ernst & Young Tower
                                       P.O. Box 251
                                       222 Bay Street, 21st Floor
                                       Toronto-Dominion Centre
                                       Toronto, Ontario M5K 1J7
                                       Canada



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